UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2011

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On September 19, 2011, American Realty Capital Healthcare Trust, Inc. (the “Company”), through its sponsor, American Realty Capital V, LLC, closed the acquisition of the initial tranche of a portfolio of 12 healthcare facilities (the “Twelve Property Portfolio”). The initial tranche of the Twelve Property Portfolio includes a multi-specialty medical campus located in Carson City, Nevada, a medical office building located in Las Vegas, Nevada and an inpatient rehabilitation facility located in Phoenix, Arizona. The Company previously filed the purchase and sale agreement that it entered into in connection with the Twelve Property Portfolio as an exhibit to its Quarterly Report on Form 10-Q on August 12, 2011. The description of the purchase and sale agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the purchase and sale agreement.

Carson Tahoe Specialty Medical Plaza

The purchase price of the multi-specialty medical campus located in Carson City, Nevada known as the “Carson Tahoe Specialty Medical Plaza” was approximately $29.0 million, exclusive of closing costs. The seller of the property was CCNV Venture, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction.

The Carson Tahoe Specialty Medical Plaza contains approximately 154,622 rentable square feet and consists of one three-story, 136,778 rentable square foot multi-specialty building, one single-story, 14,603 rentable square foot inpatient psychiatric hospital building, and one single-story, 3,241 rentable square foot conference building. The Carson Tahoe Specialty Medical Plaza houses a variety of outpatient and specialty services offered primarily by Carson Tahoe Regional Healthcare, the leading hospital system in Carson City. The campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services.

The Company funded the acquisition, exclusive of closing costs, of the Carson Tahoe Specialty Medical Plaza with (a) net proceeds from its ongoing offering of approximately $7.2 million and (b) a $21.8 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan (as defined below). A description of the terms of the GECC Mortgage Loan and the portion of the initial tranche of such GECC Mortgage Loan relating to the Carson Tahoe Specialty Medical Plaza is included in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Six tenants currently occupy 100% of the rentable square footage of the multi-specialty medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. Carson Tahoe Regional Healthcare, a Nevada non-profit corporation that serves as the leading healthcare provider in the region, occupies an aggregate of approximately 66.6% of the property’s total rentable square footage consisting of four leases for their imaging and labs, psychiatric, training and psychiatric and behavioral health suites, and its subsidiary, ContinueCare Hospital of Carson Tahoe, occupies approximately 26.8% of the property’s total rentable square footage consisting of one lease for long-term acute care. A sixth tenant, a regional ophthalmology surgery center, occupies the remaining 6.6% of the property’s rentable square footage.

The leases are net whereby the Company is responsible for maintaining the roof and structure of the building and the respective tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. Aggregate annualized straight-line rental income for the initial lease terms is approximately $2.5 million or approximately $16.07 per rentable square foot. The six leases have maturities ranging from January 2016 to March 2018. The principal tenants have leases containing annual rental escalations and all of the leases contain renewal options at varying intervals and rates. Annual rental rates currently range from approximately $12.00 to $15.09 per rentable square foot with a weighted average annual rental rate of $14.89 per rentable square foot.

The annual real estate taxes payable on the Carson Tahoe Specialty Medical Plaza for the calendar year 2011 are estimated to be approximately $209,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the leases.

Durango Medical Plaza

The purchase price of the medical office building located in Las Vegas, Nevada known as the “Durango Medical Plaza” was approximately $22.9 million, exclusive of closing costs. The seller of the property was Durango Medical Plaza, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction.

The Durango Medical Plaza contains approximately 73,094 rentable square feet and consists of one three-story ambulatory surgery center, medical office space and a compliment of support services to the ambulatory surgery center, such as imaging and urgent care. The Durango Medical Plaza is located in southwest Las Vegas and is in close proximity to three general acute-care hospitals.

The Company funded the acquisition, exclusive of closing costs, of the Durango Medical Plaza with (a) net proceeds from its ongoing offering of approximately $5.7 million and (b) a $17.2 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. A description of the terms of the GECC Mortgage Loan and the portion of the initial tranche of such GECC Mortgage Loan relating to the Durango Medical Plaza is included in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Twelve tenants currently occupy approximately 74.9% of the rentable square footage of the property, of which two tenants each occupy more than 10% of the rentable square footage of the campus. San Martin Surgery Center, LLC (d/b/a Durango Outpatient Surgery Center), an ambulatory surgery center, occupies approximately 19.7% of the total rentable square footage of the property and Anson & Higgins Plastic Surgery Assoc., LP, a plastic surgery practice, occupies approximately 12.5% of the total rentable area of the property. Ten other tenants occupy an aggregate of approximately 42.7% of the property. Approximately 25.1% of the property is currently vacant.

The leases are net whereby the Company is responsible for maintaining the roof and structure of the building and the respective tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. Aggregate annualized straight-line rental income for the initial lease terms is approximately $2.1 million or approximately $37.74 per rentable square foot. The twelve leases have maturities ranging from December 2011 to May 2023. Each of the leases contain annual rental escalations and the principal tenants have leases containing renewal options at varying intervals and rates. Annual rental rates currently range from approximately $10.68 to $54.94 per rentable square foot with a weighted average annual rental rate of $34.82 per rentable square foot.

The annual real estate taxes payable on the Durango Medical Plaza for the calendar year 2011 are estimated to be approximately $127,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

CareMeridian

The purchase price of the fee simple CareMeridian rehabilitation facility located in Phoenix, Arizona was approximately $9.0 million, exclusive of closing costs. The seller of the property was ARC Med Partners, LP, an entity which has no material relationship with the Company, and the acquisition is not an affiliated transaction.

The property contains approximately 13,500 rentable square feet and consists of a single story, inpatient rehabilitation facility specializing in catastrophic brain and spine injuries. The property, which is located in central Phoenix near the Arcadia district, was designed to provide patients the highest level of medical services within a comfortable residential setting.

The Company funded the acquisition, exclusive of closing costs, of the CareMeridian facility with (a) net proceeds from its ongoing offering of approximately $2.1 million and (b) a $6.9 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. A description of the terms of the GECC Mortgage Loan and the portion of the initial tranche of such GECC Mortgage Loan relating to the CareMeridian facility is included in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The property is 100% leased to National Mentor Healthcare, LLC (d/b/a CareMeridian), a subsidiary of National Mentor Holdings, LLC, a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The CareMeridian network specializes in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury, or medically complex injuries, such as neuromuscular or congenital anomalies in its 24 locations throughout Arizona, California and Nevada. National Mentor Holdings, Inc. has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in June 2009.

The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 15-year term, which commenced in June 2009, and expires in June 2024. The annualized straight-line rent for the initial lease term will be approximately $847,000 or approximately $62.74 per rentable square foot. The lease contains 2.7% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration.

The annual real estate taxes payable on the CareMeridian facility for the calendar year 2011 are anticipated to be approximately $15,000. Such real estate taxes will be paid by the landlord under the terms of the lease; however, the tenant will pay the landlord monthly payments equal to 1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

A copy of the press release announcing the acquisition of the Carson Tahoe Specialty Medical Plaza, the Durango Medical Plaza and the CareMeridian facility is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2011, the Company, through its indirect wholly owned subsidiaries, entered into a $150.0 million multi-tranche mortgage loan agreement with General Electric Capital Corporation to provide funding for the Twelve Property Portfolio (the “GECC Mortgage Loan”). The GECC Mortgage Loan will be funded in four tranches contemporaneously with the acquisition of each property in the Twelve Property Portfolio. The GECC Mortgage loan has a four-year term and all tranches will be coterminous, regardless of funding date. The GECC Mortgage Loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in September 2015. Each tranche of the GECC Mortgage Loan will accrue interest at a rate set on its respective closing date. The mortgages for each of the properties will be cross-collateralized with one another and in the event that the Company defaults on one of the mortgages, the lender may look to the other properties as collateral. The GECC Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, with the payment of an exit fee equal to: (i) if the aggregate mortgage loan balance is less than $90 million by the eighth month following the closing of the initial tranche of the mortgage loan, then 1% of the aggregate unfunded loan commitment less any amount funded to such exit date; and (ii) if the Company acquires the properties relating to the third and fourth tranches of the mortgage loan without financing under the mortgage loan, then 1% of the unfunded loan commitments to such exit date.

On September 19, 2011, the Company, through its indirect wholly owned subsidiaries, entered into mortgage loans in connection with the initial tranche of the GECC Mortgage Loan in an amount equal to (i) $21.8 million in respect of the Carson Tahoe Specialty Medical Plaza, (ii) $17.2 million in respect of the Durango Medical Plaza and (iii) $6.9 million in respect of the CareMeridian facility. Each mortgage loan bears an interest rate of 5.01% and matures on September 2015. Each mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan.

On September 19, 2011, the Company entered into an unsecured $2.5 million bridge loan with an unaffiliated third party investor. The bridge loan bears a fixed interest rate of 8.0% per annum and matures in September 2014. The bridge loan has two one-year extension options. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty; provided, however, that prior to the first anniversary, the Company will be required to pay a prepayment fee equal to 1% of any amount prepaid. Notwithstanding the foregoing, after the initial maturity date, the lender has a right to require the repayment in full of any outstanding principal and interest under the bridge loan upon 60 days’ notice thereof.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessee of the CareMeridian facility described under Item 1.01 of this Current Report on Form 8-K.

National Mentor Holdings, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding National Mentor Holdings, Inc. are taken from such filings:

	Nine Months		Year Ended
(Amounts in Thousands)	Ended June 30, 2011 (Unaudited)	September 30, 2010 (Audited)	September 30, 2009 (Audited)	September 30, 2008 (Audited)
Statements of Operations Data
Net revenue	$803,583	$1,022,036	$970,218	$929,831
Income from operations	29,696	43,611	43,924	44,482
Net loss	(19,622)	(6,867)	(5,456)	(7,235)

	June 30, 2011 (Unaudited)	September 30, 2010 (Audited)	September 30, 2009 (Audited)	September 30, 2008 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$1,037,777	$1,015,885	$995,610	$1,016,433
Long-term debt, less current portion	755,326	500,799	500,763	508,178
Total liabilities	1,052,703	790,752	771,882	779,305
Total stockholders’ equity	(14,926)	225,133	223,728	237,128”
(a)(4)
The audited financial statements relating to each of the Carson Tahoe Specialty Medical Plaza and the Durango Medical Plaza required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K.  The Company will file such audited financial statements with the U.S. Securities and Exchange Commission within 71 calendar days of the date of the closing of the acquisitions, or November 29, 2011.

(d)	Exhibits

Exhibit No.	Description
10.8	Loan Agreement by and among General Electric Capital Corporation, the lenders party thereto and the borrowers party thereto, dated as of September 19, 2011
10.9	Loan Agreement by and between CAMBR Company, Inc. and American Realty Capital Healthcare Trust, Inc., dated as of September 19, 2011
10.10	Promissory Note given by American Realty Capital Healthcare Trust, Inc. to CAMBR Company, Inc., dated as of September 19, 2011
99.1	Press Release dated September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: September 23, 2011	By:	/s/ Nicholas S. Schorsch Nicholas S. Schorsch Chief Executive Officer and Chairman of the Board of Directors